Free Writing Prospectus (To the Prospectus dated September 21, 2005, Prospectus Supplement dated September 22, 2005 and the Product Supplement dated June 7, 2006)	Filed Pursuant to Rule 433 Registration No. 333-126811 September 8, 2006

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes Under One RoofSM

Terms used in this free writing prospectus are described or defined in the product supplement and prospectus supplement. The Notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a Linked Share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single Linked Share (not a basket or index of Linked Shares). The following terms relate to each separate Note offering:

•      Issuer: Barclays Bank PLC

•      Issue date: September 29, 2006

•      Initial valuation date: September 26, 2006

•      Final valuation date: September 26, 2007

•      Maturity date: September 28, 2007

•      Initial price: Closing price of the Linked Share on the initial valuation date.

•      Final price: Closing price of the Linked Share on the final valuation date.

•      Protection price: The protection level multiplied by the initial price.

•      Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing in the month following the issue date.

•      Initial public offering price: 100%

•      Tax allocation of coupon rate:

Deposit income: [•]%

Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective Linked Share:

Linked Share	Page #	Ticker Symbol	Principal Amount	Coupon Rate	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ ISIN
JetBlue Airways Corporation	FWP-5	JBLU	TBD	16.50%	70.00%	[•]%	$[•]	[•]%	$[•]	X-236	06738C LT 4/ US06738CLT44
Southwestern Energy Company	FWP-7	SWN	TBD	15.00%	70.00%	[•]%	$[•]	[•]%	$[•]	X-237	06738C LU 1/ US06738CLU17
Ford Motor Company	FWP-9	F	TBD	13.75%	70.00%	[•]%	$[•]	[•]%	$[•]	X-238	06738C LV 9/ US06738CLV99
Meridian Gold Inc.	FWP-11	MDG	TBD	13.25%	70.00%	[•]%	$[•]	[•]%	$[•]	X-239	06738C LW 7/ US06738CLW72
Martha Stewart Living Omnimedia, Inc.	FWP-13	MSO	TBD	10.00%	70.00%	[•]%	$[•]	[•]%	$[•]	X-240	06738C LX 5/ US06738CLX55
Potash Corporation of Saskatchewan Inc.	FWP-15	POT	TBD	10.00%	80.00%	[•]%	$[•]	[•]%	$[•]	X-241	06738C LY 3/ US06738CLY39
Caterpillar Inc.	FWP-17	CAT	TBD	8.50%	80.00%	[•]%	$[•]	[•]%	$[•]	X-242	06738C LZ 0/US06738CLZ04

See “ Risk Factors” in this free writing prospectus and beginning on page PS-4 of the product supplement for a description of risks relating to an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus, a related prospectus supplement and a related product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in the registration statement and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm. Alternatively, Barclays Bank PLC, any agent or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 (extension 1101).

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different Linked Share. The purchaser of a Note will acquire a security linked to a single Linked Share (not to a basket or index of Linked Shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual Linked Share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those Linked Shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and product supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and product supplement may be accessed on the SEC Web site at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page PS-4 of the product supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes.

Suitability of Notes for Investment — You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the product supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection — The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon — Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Linked Share.

No Secondary Market — Upon issuance, the Notes will not have an established trading market.

Antidilution — Following certain corporate events relating to the Linked Share, you will receive at maturity, cash or a number of shares of the securities of a successor corporation to the company underlying the Linked Share, based on the closing price of such successor’s common stock. Other corporate events may cause an early acceleration of your Note. The calculation agent is not required to make an adjustment for every corporate event that can affect the Linked Share. If an event occurs that is perceived by the market to dilute the Linked Share but that does not require the calculation agent to adjust the amount of the Linked Share payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

Taxes — We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the Linked Shares is lower than the initial price of the Linked Shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the Linked Shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final

FWP-2

price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

If you receive shares of the Linked Shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the Linked Shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date or another date as specified in the applicable pricing supplement at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or another date as specified in the applicable pricing supplement or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. See “Specific Terms of the Notes–Regular Record Dates for Interest” in the product supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the Linked Shares. The physical delivery amount, the initial price of the Linked Shares and other amounts may change due to stock splits or other corporate actions. See “Share Adjustments Relating to Notes With an Equity Security As the Reference Asset” in the product supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the product supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations–Tax Treatment of U.S. Holders–Tax Treatment of the Deposit on Notes with a Term of One Year of Less” in the accompanying product supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying product supplement called “Certain U.S. Federal Income Tax Considerations.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Asset Sponsor or Issuer and Reference Asset Information” in the accompanying product supplement. Companies with securities registered under the Securities Exchange Act are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website

FWP-3

maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Securities Exchange Act by a company issuing a Linked Share can be located by reference to the relevant Linked Share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the Linked Shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Linked Shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each Linked Share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each Linked Share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the Linked Shares, based on certain percentage changes between the initial price and final price of the Linked Shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the Linked Shares is determined.

If the final price of the Linked Shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the Linked Shares is below its initial price but the closing price of the Linked Shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the Linked Shares is below its initial price and the closing price of the Linked Shares fell below the protection price during the term of the Notes, you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

In any case, you would also have received the interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the Linked Shares, the total return on the Notes would be higher relative to the total return of an investment in the Linked Shares.

If you had invested directly in the Linked Shares for the same period, you would have received total cash payments representing the number of shares of the Linked Shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the Linked Shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the Linked Shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the Linked Shares, the total return on the Notes would be lower relative to the total return of an investment in the Linked Shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the Linked Shares is set forth below in the Table of Hypothetical Values at Maturity.

FWP-4

JetBlue Airways Corporation

According to publicly available information, JetBlue Airways Corporation (the “Company”), is a passenger airline which was incorporated in Delaware in August 1998. The Company currently serves 34 destinations in 15 states, Puerto Rico, the Dominican Republic and The Bahamas. As of February 14, 2006, the Company operated a total of 369 daily flights. For the year ended December 31, 2005, the Company was the 9th largest passenger carrier in the United States based on revenue passenger miles.

The Linked Share’s SEC file number is 000-49728.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$16.34	$8.00	$13.50
September 30, 2002	$14.39	$10.67	$11.95
December 31, 2002	$12.59	$8.81	$12.00
March 31, 2003	$13.32	$10.29	$12.32
June 30, 2003	$19.03	$12.11	$18.66
September 30, 2003	$27.82	$18.36	$27.06
December 31, 2003	$31.43	$16.96	$17.68
March 31, 2004	$19.58	$13.53	$16.83
June 30, 2004	$20.67	$16.01	$19.59
September 30, 2004	$19.58	$13.40	$13.95
December 31, 2004	$17.55	$13.25	$15.48
March 31, 2005	$15.64	$11.37	$12.69
June 30, 2005	$15.63	$12.04	$13.63
September 30, 2005	$15.23	$11.39	$11.73
December 31, 2005	$16.85	$11.34	$15.38
March 31, 2006	$14.91	$9.65	$10.72
June 30, 2006	$12.92	$8.93	$12.14
July 3, 2006 to September 7, 2006*	$12.65	$9.67	$9.90

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: JBLU

Initial Price: $9.90

Protection Level: 70%

Protection Price: $6.93

Physical Delivery Amount: 101

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.010101

Coupon: 16.50%

Maturity: September 28, 2007

Dividend Yield: 0.00%

Coupon amount per month: $13.75

FWP-5

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	16.50%	100.00%
+ 90%	16.50%	90.00%
+ 80%	16.50%	80.00%
+ 70%	16.50%	70.00%
+ 60%	16.50%	60.00%
+ 50%	16.50%	50.00%
+ 40%	16.50%	40.00%
+ 30%	16.50%	30.00%
+ 20%	16.50%	20.00%
+ 10%	16.50%	10.00%
+ 5%	16.50%	5.00%

0%	16.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	16.50%	11.50%	-5.00%
- 10%	16.50%	6.50%	-10.00%
- 20%	16.50%	-3.50%	-20.00%
- 30%	16.50%	-13.50%	-30.00%
- 40%	N/A	-23.50%	-40.00%
- 50%	N/A	-33.50%	-50.00%
- 60%	N/A	-43.50%	-60.00%
- 70%	N/A	-53.50%	-70.00%
- 80%	N/A	-63.50%	-80.00%
- 90%	N/A	-73.50%	-90.00%
- 100%	N/A	-83.50%	-100.00%

FWP-6

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (the “Company”), is an independent energy company primarily focused on the exploration for and production of natural gas. The Company principally operates its natural gas and oil exploration and production business (the “E&P business”) in four productive regions - the Arkoma Basin, East Texas, the Permian Basin and the onshore Gulf Coast. The Company also operates established natural gas distribution, marketing and transportation businesses.

The Linked Share’s SEC file number is 001-08246.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$2.80	$2.19	$2.48
June 29, 2001	$4.09	$2.19	$3.06
September 28, 2001	$3.38	$2.61	$2.96
December 31, 2001	$3.26	$2.38	$2.60
March 29, 2002	$3.20	$2.40	$3.15
June 28, 2002	$3.81	$3.10	$3.80
September 30, 2002	$3.81	$2.38	$3.00
December 31, 2002	$3.11	$2.57	$2.86
March 31, 2003	$3.31	$2.73	$3.28
June 30, 2003	$4.09	$3.18	$3.75
September 30, 2003	$4.64	$3.56	$4.53
December 31, 2003	$6.37	$4.53	$5.98
March 31, 2004	$6.21	$4.83	$6.03
June 30, 2004	$7.23	$5.90	$7.17
September 30, 2004	$10.71	$7.27	$10.50
December 31, 2004	$13.86	$10.10	$12.67
March 31, 2005	$15.77	$11.02	$14.19
June 30, 2005	$23.87	$13.44	$23.49
September 30, 2005	$37.44	$24.00	$36.70
December 31, 2005	$41.80	$31.16	$35.94
March 31, 2006	$44.28	$28.87	$32.19
June 30, 2006	$41.17	$23.66	$31.16
July 3, 2006 to September 7, 2006*	$38.39	$27.75	$35.58

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: SWN

Initial Price: $35.58

Protection Level: 70%

Protection Price: $24.91

Physical Delivery Amount: 28

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.105677

Coupon: 15.00%

Maturity: September 28, 2007

Dividend Yield: 0.00%

Coupon amount per month: $12.50

FWP-7

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	15.00%	100.00%
+ 90%	15.00%	90.00%
+ 80%	15.00%	80.00%
+ 70%	15.00%	70.00%
+ 60%	15.00%	60.00%
+ 50%	15.00%	50.00%
+ 40%	15.00%	40.00%
+ 30%	15.00%	30.00%
+ 20%	15.00%	20.00%
+ 10%	15.00%	10.00%
+ 5%	15.00%	5.00%

0%	15.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	15.00%	10.00%	-5.00%
- 10%	15.00%	5.00%	-10.00%
- 20%	15.00%	-5.00%	-20.00%
- 30%	15.00%	-15.00%	-30.00%
- 40%	N/A	-25.00%	-40.00%
- 50%	N/A	-35.00%	-50.00%
- 60%	N/A	-45.00%	-60.00%
- 70%	N/A	-55.00%	-70.00%
- 80%	N/A	-65.00%	-80.00%
- 90%	N/A	-75.00%	-90.00%
- 100%	N/A	-85.00%	-100.00%

FWP-8

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”), incorporated in Delaware in 1919, is principally engaged in the production and sale of cars and trucks. The Company’s automotive vehicle brands include Ford, Mercury, Lincoln, Volvo, Land Rover, Jaguar and Aston Martin. In addition, the Company also provides retail customers with a range of after-the-sale vehicle services and products through its dealer network, in areas such as maintenance and light repair, heavy repair, collision, vehicle accessories and extended service warranty.

The Linked Share’s SEC file number is 001-03950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$31.37	$23.75	$28.12
June 29, 2001	$31.42	$23.50	$24.55
September 28, 2001	$25.93	$14.70	$17.35
December 31, 2001	$19.08	$14.83	$15.72
March 29, 2002	$17.29	$13.90	$16.49
June 28, 2002	$18.23	$14.88	$16.00
September 30, 2002	$16.24	$9.24	$9.80
December 31, 2002	$11.91	$6.90	$9.30
March 31, 2003	$10.80	$6.58	$7.52
June 30, 2003	$11.71	$7.30	$10.99
September 30, 2003	$12.53	$10.43	$10.77
December 31, 2003	$17.33	$10.41	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.77	$13.61	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.07	$10.24
September 30, 2005	$11.19	$9.55	$9.86
December 31, 2005	$10.00	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.05	$6.17	$6.93
July 3, 2006 to September 7, 2006*	$8.67	$6.06	$8.58

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: F

Initial Price: $8.58

Protection Level: 70%

Protection Price: $6.01

Physical Delivery Amount: 116

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.550117

Coupon: 13.75%

Maturity: September 28, 2007

Dividend Yield: 4.08%

Coupon amount per month: $11.46

FWP-9

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	13.75%	104.08%
+ 90%	13.75%	94.08%
+ 80%	13.75%	84.08%
+ 70%	13.75%	74.08%
+ 60%	13.75%	64.08%
+ 50%	13.75%	54.08%
+ 40%	13.75%	44.08%
+ 30%	13.75%	34.08%
+ 20%	13.75%	24.08%
+ 10%	13.75%	14.08%
+ 5%	13.75%	9.08%

0%	13.75%	4.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.75%	8.75%	-0.92%
- 10%	13.75%	3.75%	-5.92%
- 20%	13.75%	-6.25%	-15.92%
- 30%	13.75%	-16.25%	-25.92%
- 40%	N/A	-26.25%	-35.92%
- 50%	N/A	-36.25%	-45.92%
- 60%	N/A	-46.25%	-55.92%
- 70%	N/A	-56.25%	-65.92%
- 80%	N/A	-66.25%	-75.92%
- 90%	N/A	-76.25%	-85.92%
- 100%	N/A	-86.25%	-95.92%

FWP-10

Meridian Gold Inc.

According to publicly available information, Meridian Gold Inc. (the “Company”) and its predecessor organization, FMC Gold Company, have been engaged in the mining and exploration of gold and other precious metals since 1981. The Company’s principal revenue producing properties are its Beartrack Mine (100% ownership) located near Salmon, Idaho, and the Jerritt Canyon mine (30% ownership) located near Elko, Nevada. The Company also has advanced stage exploration programs underway in Chile (the El Penon property) and in Nevada (the Rossi property), and several early stage exploration programs located in Chile, Idaho and Nevada. The Company and its predecessors have produced over 3.6 million ounces of gold from five mine sites since 1981. Since 1986, the Company has continuously produced at least 150,000 ounces of gold annually from mining operations either directly or through joint ventures.

The Linked Share’s SEC file number is 001-12003.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$7.75	$5.50	$6.32
June 29, 2001	$9.43	$5.75	$7.95
September 28, 2001	$12.00	$6.54	$10.91
December 31, 2001	$11.25	$8.60	$10.33
March 29, 2002	$14.78	$10.10	$14.51
June 28, 2002	$20.64	$12.90	$16.05
September 30, 2002	$20.88	$11.90	$18.30
December 31, 2002	$18.30	$14.05	$17.63
March 31, 2003	$18.20	$8.94	$9.45
June 30, 2003	$12.00	$8.72	$11.49
September 30, 2003	$14.25	$10.85	$11.73
December 31, 2003	$15.72	$11.29	$14.61
March 31, 2004	$15.10	$11.48	$12.20
June 30, 2004	$13.27	$8.95	$12.97
September 30, 2004	$16.75	$12.05	$16.72
December 31, 2004	$20.38	$15.51	$18.97
March 31, 2005	$21.15	$15.88	$16.84
June 30, 2005	$18.67	$14.11	$18.00
September 30, 2005	$22.70	$16.80	$21.91
December 31, 2005	$22.50	$18.25	$21.87
March 31, 2006	$31.68	$22.04	$29.65
June 30, 2006	$38.31	$25.86	$31.68
July 3, 2006 to September 7, 2006*	$32.86	$25.93	$31.02

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: MDG

Initial Price: $31.02

Protection Level: 70%

Protection Price: $21.71

Physical Delivery Amount: 32

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.237266

Coupon: 13.25%

Maturity: September 28, 2007

Dividend Yield: 0.00%

Coupon amount per month: $11.04

FWP-11

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	13.25%	100.00%
+ 90%	13.25%	90.00%
+ 80%	13.25%	80.00%
+ 70%	13.25%	70.00%
+ 60%	13.25%	60.00%
+ 50%	13.25%	50.00%
+ 40%	13.25%	40.00%
+ 30%	13.25%	30.00%
+ 20%	13.25%	20.00%
+ 10%	13.25%	10.00%
+ 5%	13.25%	5.00%

0%	13.25%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.25%	8.25%	-5.00%
- 10%	13.25%	3.25%	-10.00%
- 20%	13.25%	-6.75%	-20.00%
- 30%	13.25%	-16.75%	-30.00%
- 40%	N/A	-26.75%	-40.00%
- 50%	N/A	-36.75%	-50.00%
- 60%	N/A	-46.75%	-60.00%
- 70%	N/A	-56.75%	-70.00%
- 80%	N/A	-66.75%	-80.00%
- 90%	N/A	-76.75%	-90.00%
- 100%	N/A	-86.75%	-100.00%

FWP-12

Martha Stewart Living Omnimedia, Inc.

According to publicly available information, Martha Stewart Living Omnimedia, Inc. (the “Company”) creates original how-to content and related products for homemakers and other consumers. The content and merchandise it creates provides information on a variety of subjects including home, cooking and entertaining, gardening, crafts, holidays, household maintenance and weddings. The content generated by the Company is published, broadcasted, merchandised as well as displayed on the internet for consumers.

The Linked Share’s SEC file number is 001-15395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$27.56	$17.11	$18.00
June 29, 2001	$23.10	$15.12	$23.10
September 28, 2001	$23.50	$12.10	$14.90
December 31, 2001	$19.52	$13.49	$16.45
March 29, 2002	$20.93	$14.19	$17.90
June 28, 2002	$19.95	$9.60	$11.47
September 30, 2002	$12.75	$6.29	$7.00
December 31, 2002	$12.30	$5.26	$9.87
March 31, 2003	$10.48	$7.10	$8.21
June 30, 2003	$12.65	$7.79	$9.39
September 30, 2003	$9.49	$7.56	$9.25
December 31, 2003	$11.30	$8.78	$9.85
March 31, 2004	$17.00	$9.22	$11.00
June 30, 2004	$11.25	$8.25	$9.00
September 30, 2004	$19.60	$8.30	$15.70
December 31, 2004	$33.50	$15.35	$29.02
March 31, 2005	$37.45	$20.00	$22.59
June 30, 2005	$30.60	$19.50	$29.18
September 30, 2005	$34.74	$23.90	$25.02
December 31, 2005	$25.39	$16.28	$17.43
March 31, 2006	$19.80	$16.30	$16.85
June 30, 2006	$21.47	$16.01	$16.71
July 3, 2006 to September 7, 2006*	$19.30	$14.76	$17.97

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: MSO

Initial Price: $17.97

Protection Level: 70%

Protection Price: $12.58

Physical Delivery Amount: 55

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.648303

Coupon: 10.00%

Maturity: September 28, 2007

Dividend Yield: 2.78%

Coupon amount per month: $8.33

FWP-13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	10.00%	102.78%
+ 90%	10.00%	92.78%
+ 80%	10.00%	82.78%
+ 70%	10.00%	72.78%
+ 60%	10.00%	62.78%
+ 50%	10.00%	52.78%
+ 40%	10.00%	42.78%
+ 30%	10.00%	32.78%
+ 20%	10.00%	22.78%
+ 10%	10.00%	12.78%
+ 5%	10.00%	7.78%

0%	10.00%	2.78%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-2.22%
- 10%	10.00%	0.00%	-7.22%
- 20%	10.00%	-10.00%	-17.22%
- 30%	10.00%	-20.00%	-27.22%
- 40%	N/A	-30.00%	-37.22%
- 50%	N/A	-40.00%	-47.22%
- 60%	N/A	-50.00%	-57.22%
- 70%	N/A	-60.00%	-67.22%
- 80%	N/A	-70.00%	-77.22%
- 90%	N/A	-80.00%	-87.22%
- 100%	N/A	-90.00%	-97.22%

FWP-14

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is a corporation organized under the laws of Canada. The Company is an integrated fertilizer and related industrial and feed products company. Its phosphate operations include the manufacture and sale of solid and liquid phosphate fertilizers, animal feed supplements and industrial acid, which is used in food products and industrial processes. The Company’s nitrogen operations involve the production of nitrogen fertilizers and nitrogen feed and industrial products, including ammonia, urea, nitrogen solutions, ammonium nitrate and nitric acid.

The Linked Share’s SEC file number is 001-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$38.41	$27.25	$29.01
June 29, 2001	$31.63	$26.55	$28.70
September 28, 2001	$32.65	$26.12	$27.85
December 31, 2001	$32.45	$27.20	$30.69
March 29, 2002	$33.15	$28.25	$32.63
June 28, 2002	$34.35	$30.38	$33.35
September 30, 2002	$33.25	$24.83	$31.10
December 31, 2002	$34.60	$30.15	$31.80
March 31, 2003	$33.18	$27.48	$30.90
June 30, 2003	$32.75	$29.82	$32.00
September 30, 2003	$36.78	$30.85	$35.28
December 31, 2003	$43.63	$35.24	$43.24
March 31, 2004	$44.75	$38.13	$41.59
June 30, 2004	$48.50	$39.46	$48.45
September 30, 2004	$64.25	$45.78	$64.17
December 31, 2004	$84.00	$60.65	$83.06
March 31, 2005	$92.00	$72.91	$87.51
June 30, 2005	$106.67	$79.27	$95.58
September 30, 2005	$115.15	$92.85	$93.32
December 31, 2005	$93.32	$72.77	$80.22
March 31, 2006	$99.24	$78.15	$88.09
June 30, 2006	$106.40	$78.84	$85.97
July 3, 2006 to September 7, 2006*	$100.14	$82.03	$98.30

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: POT

Initial Price: $98.30

Protection Level: 80%

Protection Price: $78.64

Physical Delivery Amount: 10

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.172940

Coupon: 10.00%

Maturity: September 28, 2007

Dividend Yield: 0.6104%

Coupon amount per month: $8.33

FWP-15

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	10.00%	100.61%
+ 90%	10.00%	90.61%
+ 80%	10.00%	80.61%
+ 70%	10.00%	70.61%
+ 60%	10.00%	60.61%
+ 50%	10.00%	50.61%
+ 40%	10.00%	40.61%
+ 30%	10.00%	30.61%
+ 20%	10.00%	20.61%
+ 10%	10.00%	10.61%
+ 5%	10.00%	5.61%

0%	10.00%	0.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.39%
- 10%	10.00%	0.00%	-9.39%
- 20%	10.00%	-10.00%	-19.39%
- 30%	N/A	-20.00%	-29.39%
- 40%	N/A	-30.00%	-39.39%
- 50%	N/A	-40.00%	-49.39%
- 60%	N/A	-50.00%	-59.39%
- 70%	N/A	-60.00%	-69.39%
- 80%	N/A	-70.00%	-79.39%
- 90%	N/A	-80.00%	-89.39%
- 100%	N/A	-90.00%	-99.39%

FWP-16

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (the “Company) manufactures construction and mining equipment, diesel and natural gas engines, and industrial gas turbines. The Company operates in three primary lines of business: machinery, engines, and financial products. The Company is also a services provider through Cat Financial, Caterpillar Logistics Services and Caterpillar Remanufacturing Services. More than one-half of its sales are outside the United States.

The Linked Share’s SEC file number is 001-00768.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$24.81	$19.88	$22.19
June 29, 2001	$28.42	$20.75	$25.03
September 28, 2001	$27.86	$20.16	$22.40
December 31, 2001	$26.62	$21.68	$26.13
March 29, 2002	$30.00	$23.38	$28.43
June 28, 2002	$29.81	$22.95	$24.48
September 30, 2002	$24.70	$18.17	$18.61
December 31, 2002	$25.42	$16.88	$22.86
March 31, 2003	$26.65	$20.62	$24.60
June 30, 2003	$29.13	$24.49	$27.83
September 30, 2003	$36.99	$26.55	$34.42
December 31, 2003	$42.48	$34.45	$41.51
March 31, 2004	$42.85	$36.26	$39.54
June 30, 2004	$42.38	$36.01	$39.72
September 30, 2004	$40.65	$34.25	$40.23
December 31, 2004	$49.36	$38.38	$48.76
March 31, 2005	$49.98	$43.20	$45.72
June 30, 2005	$51.49	$41.31	$47.66
September 30, 2005	$59.88	$47.43	$58.75
December 31, 2005	$59.84	$48.25	$57.77
March 31, 2006	$77.21	$57.05	$71.81
June 30, 2006	$82.03	$64.41	$74.48
July 3, 2006 to September 7, 2006*	$75.43	64.75	67.76

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: CAT

Initial Price: $67.76

Protection Level: 80%

Protection Price: $54.21

Physical Delivery Amount: 14

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.757969

Coupon: 8.50%

Maturity: September 28, 2007

Dividend Yield: 1.55%

Coupon amount per month: $7.08

FWP-17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.50%	101.55%
+ 90%	8.50%	91.55%
+ 80%	8.50%	81.55%
+ 70%	8.50%	71.55%
+ 60%	8.50%	61.55%
+ 50%	8.50%	51.55%
+ 40%	8.50%	41.55%
+ 30%	8.50%	31.55%
+ 20%	8.50%	21.55%
+ 10%	8.50%	11.55%
+ 5%	8.50%	6.55%

0%	8.50%	1.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.45%
- 10%	8.50%	-1.50%	-8.45%
- 20%	8.50%	-11.50%	-18.45%
- 30%	N/A	-21.50%	-28.45%
- 40%	N/A	-31.50%	-38.45%
- 50%	N/A	-41.50%	-48.45%
- 60%	N/A	-51.50%	-58.45%
- 70%	N/A	-61.50%	-68.45%
- 80%	N/A	-71.50%	-78.45%
- 90%	N/A	-81.50%	-88.45%
- 100%	N/A	-91.50%	-98.45%

FWP-18